Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 15, 2024, relating to the consolidated financial statements of MetLife, Inc. and subsidiaries (“MetLife”), and the effectiveness of MetLife’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of MetLife for the fiscal year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

December 17, 2024